UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2008

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

RSU Agreement

On May 1, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Riverbed Technology, Inc. (the “Company”) approved a form of restricted stock unit agreement (the “RSU Agreement”) to be used by the Company pursuant to the Company’s 2006 Equity Incentive Plan. The form of RSU Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 1, 2008, the Committee also approved grants of restricted stock units to the named executive officers of the Company. For the details of those grants, please refer to the Form 4s filed for each named executive officer on May 5, 2008.

Change in Control Agreements

Effective May 1, 2008, Jerry M. Kennelly, our President and Chief Executive Officer, and Randy S. Gottfried, our Chief Financial Officer, each entered into a change in control severance agreement with the Company (the “Change in Control Agreements”). The Change in Control Agreements are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 2006 Equity Incentive Plan Restricted Stock Unit Agreement

10.2	Change in Control Severance Agreement, dated May 1, 2008, by and between the Company and Jerry M. Kennelly

10.3	Change in Control Severance Agreement, dated May 1, 2008, by and between the Company and Randy S. Gottfried

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date:	May 7, 2008	By:	/s/ Brett Nissenberg
Brett Nissenberg
General Counsel and Vice President of Corporate and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2006 Equity Incentive Plan Restricted Stock Unit Agreement

10.2	Change in Control Severance Agreement, dated May 1, 2008, by and between the Company and Jerry M. Kennelly

10.3	Change in Control Severance Agreement, dated May 1, 2008, by and between the Company and Randy S. Gottfried